UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2007

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-69270	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen,
People’s Republic of China
Post Code: 518052
(Address of principal executive offices (zip code))

(86) 755-2655-3580
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On August 8, 2007, Mr. Dexter Fong was appointed by the Board of Directors of the Company as an Independent Director and a member of each of the Company’s Compensation and Nominating Committees as well as the Chairman of the Audit Committee. Mr. Fong also serves as the Audit Committee financial expert as defined in Item 401(h)(2) of Regulation S-K.

Mr. Fong is a Certified Public Accountant, and since December 2006 has served as the Executive Vice President for Corporate Development of Fuqi International, Inc. From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients on raising capital in the United States. From March 2002 to March 2004, Mr. Fong served as Chief Financial Officer of Pacific Systems Control Technology, Inc. (NASDAQ: PFSY), a Chinese company listed on NASDAQ and later on OTCBB. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. Mr. Fong currently serves as an independent director and audit committee member of Universal Technology Holdings Limited (HK Stock Code 8091), a Hong Kong public company, and as an independent director and chairman of the audit committee of Stone Mountain Resources, Inc., a U.S. public company (OTCBB: SMOU). Mr. Fong graduated from the Baptist University with a diploma in history in 1982. He has a MBA from the University of Nevada at Reno and a Masters in Accounting from the University of Illinois at Urbana-Champagne.

On August 8, 2007, Dr. Hoi S. Kwok was appointed by the Board of Directors of the Company as an Independent Director and a member of each of the Company’s Audit and Nominating Committees as well as the Chairman of the Compensation Committee.

Dr. Kwok is the Dr. William Mong Endowed Chair Professor of Nanotechnology at the Hong Kong University of Science and Technology. He has served as a consultant to numerous companies, and currently for Bona Fide Instruments, Ltd (Hong Kong), Integrated Microdisplays Limited (Hong Kong), and Himax Displays (Taiwan). He has founded four companies, and most recently eLite Displays (Hong Kong) in 2004. He received his B.S. in Electrical Engineering from Northwestern University in 1973, and received his B.S. and Ph.D. in Applied Physics from Harvard University in 1974 and 1978, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: August 8, 2007	By:	/s/ Keith Hor
Keith Hor
Chief Financial Officer